Exhibit 99.B(d)(76)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

INTECH Investment Management LLC

(f/k/a Enhanced Investment Technologies, LLC)

As of October 21, 2005, as amended March 9, 2006 and June       , 2009

SEI Institutional Managed Trust

Large Cap Diversified Alpha Fund
Large Cap Growth Fund

Large Cap Value Fund

Large Cap Fund

Agreed and Accepted:

SEI Investments Management Corporation	INTECH Investment Management LLC

By:	By:

Name:	Name:

Title:	Title:

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

INTECH Investment Management LLC

(f/k/a Enhanced Investment Technologies, LLC)

As of October 21, 2005, as amended March 9, 2006 and June     , 2009

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

Large Cap Diversified Alpha Fund	x.xx	%
Large Cap Growth Fund	x.xx	%
Large Cap Value Fund	x.xx	%
Large Cap Fund	x.xx	%

Agreed and Accepted:

SEI Investments Management Corporation	INTECH Investment Management LLC

By:	By:

Name:	Name:

Title:	Title:

2